UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2009

AMERICA’S CAR-MART, INC.
(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

802 SE Plaza Avenue., Suite 200, Bentonville, Arkansas (Address of principal executive offices)	72712 (Zip Code)

(479) 464-9944
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On December 9, 2009, the Board of Directors (the “Board”) of America’s Car-Mart, Inc. (the “Company”) elected Robert Cameron Smith as a new director. Mr. Smith will serve until the Company’s 2010 Annual Meeting of Stockholders, and until such time as his successor is duly elected and qualified, or until his earlier resignation or removal. The Board has determined that Mr. Smith is “independent” as defined by the listing standards of The Nasdaq Stock Market. Mr. Smith was also named as a member of the Nominating Committee. Mr. Smith will receive the standard compensation amounts payable to non-employee directors of the Company and his annual retainer fee will be pro-rated for the remainder of the Company’s fiscal year.

There is no arrangement or understanding between Mr. Smith and any other persons pursuant to which Mr. Smith was selected as a director. There are no transactions to which the Company or any of its subsidiaries is a party in which Mr. Smith has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the election of Mr. Smith as a new director  is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated December 10, 2009, of America’s Car-Mart, Inc. announcing the election of Robert Cameron Smith to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.
Date: December 10, 2009	/s/ Jeffrey A. Williams
Jeffrey A. Williams
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit 99.1	Press Release, dated December 10, 2009, of America’s Car-Mart, Inc. announcing the election of Robert Cameron Smith to the Board of Directors.